EXHIBIT 99.1


RF MICRO DEVICES

NEWS RELEASE

At RF Micro Devices:
Dean Priddy               Doug DeLieto
Chief Financial Officer   Dir., Investor Relations
(336) 931-7152            (336) 931-7152

At the Financial Relations Board
Alison Ziegler
(212) 445-8432


For Immediate Release
July 20, 2004

RF MICRO DEVICES ANNOUNCES FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL 2005

Financial Highlights:

-  Revenue Increases 26.0% Year-Over-Year And 1.4% Sequentially To
   $165.8 Million
-  Company Improves Gross Margin 180 Basis Points Sequentially To
   39.1%
- GAAP Earnings Per Share Total $0.02 And Non-GAAP Pro Forma Earnings Per Share Total $0.06
- Company Generates Cash Flow From Operations Of $29.4 Million And Strengthens Balance Sheet
- Company Begins Production Shipments Of POLARIS-Trademark- 1 TOTAL RADIO-Trademark- GSM/GPRS Transceivers
- Company Achieves Full Type Approval (FTA) Of POLARIS-Trademark- 2 TOTAL RADIO-Trademark- GSM/GPRS/EDGE Transceivers
- Company Currently Anticipates September 2004 Quarterly Revenue That Is Consistent With June 2004 Quarterly Revenue

Greensboro, NC, July 20, 2004 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2005 first quarter ended June 30, 2004.

Financial Results
Revenue for the quarter was $165.8 million, which represented a year-over-year increase of 26.0% versus revenue of $131.5 million for the corresponding quarter of fiscal 2004 and a sequential increase of 1.4% versus revenue of $163.4 million for the quarter ended March 31, 2004.

Gross profit for the quarter was $64.9 million, which represented a year-over-year increase of 57.3% compared to $41.2 million in the prior year period, and a sequential increase of 6.5% versus $60.9 million in the quarter ended March 31, 2004. The year-over-year increase in gross profit was primarily attributable to increased sales, and the sequential increase in gross profit was primarily attributable to improved test yields for certain module products. Gross profit margin improved sequentially 180 basis points to 39.1% from 37.3% in the 2004 quarter ended March 31, 2004.

Net income in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended June 30, 2004 was $3.0 million, or $0.02 per diluted share, compared with a GAAP net loss of ($8.2) million, or ($0.04) per diluted share, for the quarter ended June 30, 2003. This compares sequentially to a GAAP net loss of ($0.9) million, or less than one cent per share for the quarter March 31, 2004.

In addition to reporting net income (loss) and net income (loss) per share in accordance with GAAP, RF Micro Devices has begun to separately report these items on a non-GAAP basis, referred to as pro forma, in order to exclude the effect of certain non-recurring and non-cash items. For the purposes of this press release, all references to "pro forma" results reflect non-GAAP financial information. In the quarter ended June 30, 2004, pro forma results excluded $9.7 million in expenses, including an in-process R&D charge of approximately $6.2 million related to the acquisition of SiliconWave, as well as approximately $3.5 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.

After excluding these items, pro forma net income for the quarter ended June 30, 2004 was $12.7 million, or $0.06 per diluted share. This compares with a pro forma net loss of ($4.6) million, or ($0.03) per diluted share, for the first quarter of 2004, and pro forma net income of $10.2 million, or $0.05 per diluted share, for the quarter ended March 31, 2004.

In the quarter ended June 30, 2003, pro forma results excluded approximately $3.6 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles. In the quarter ended March 31, 2004, pro forma results excluded approximately $11.1 million in non-cash expenses, including approximately $7.7 million related to the discontinuation of a manufacturing supply agreement, as well as approximately $3.4 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles. A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations. RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Business Outlook And Financial Guidance
RF Micro Devices currently anticipates revenue in the quarter ending September 30, 2004 will be consistent with June 2004 quarterly revenue. GAAP net income per share is currently expected to be approximately $0.01 to $0.02, and pro forma net income per share is currently expected to be approximately $0.03 to $0.04, which excludes approximately $3.2 million in non-cash expenses related to the amortization of deferred compensation and intangible assets.

RF Micro Devices anticipates the worldwide handset market is on track to sell more than 600 million units in calendar year 2004, reflecting solid, double-digit unit growth over 2003. The Company also expects handset sales in the second half of calendar year 2004 will be stronger than in the first half of calendar year 2004. RF Micro Devices' forecasted revenue in the September 2004 quarter reflects the Company's expectation that worldwide handset unit volume in the September quarter will be approximately in line with the June quarter, with sequential unit growth resuming in the December quarter.

Comments From Management
Bob Bruggeworth, president and CEO, said, "During the June quarter, we continued to focus our efforts on the areas of our business we control, and in those areas we excelled. We believe we took share in our core market of power amplifiers during the June quarter, and we believe we took share in transceivers with every POLARIS-Trademark- 1 TOTAL RADIO-Trademark- transceiver that we shipped. Within the Bluetooth-Registered Trademark-market, order rates were strong, and we expect we are on track to double our Bluetooth revenue this quarter.

"We began production shipments during the June quarter of our POLARIS-Trademark- 1 TOTAL RADIO-Trademark- GSM/GPRS transceiver. We achieved full type approval (FTA) with our POLARIS-Trademark- 2 TOTAL RADIO-Trademark- GSM/GPRS/EDGE transceiver with a top-tier handset OEM, and we are currently in the FTA process with another top-tier OEM. We remain on schedule to deliver mass production shipments of our POLARIS-Trademark- 2 transceiver, totaling more than one million units, in the December quarter. We continue to believe that the market for EDGE handsets is larger than industry experts originally estimated, and we believe our POLARIS-Trademark- 2 TOTAL RADIO-Trademark- transceiver and power amplifiers for EDGE will gain market share in the December quarter and continue to gain share in calendar year 2005."

Dean Priddy, CFO and vice president of administration, said, "We are pleased to report our 180-basis point improvement in gross margin in the June quarter, which we achieved primarily through yield improvement across our highest volume power amplifier modules. We have considerable opportunity to continue to expand our margins this fiscal year through ongoing cost savings initiatives, such as continued improvements in manufacturing yields and the ramp of our internal module assembly operations. Additionally, we are very pleased with the strength of our balance sheet and particularly with our solid cash flow from operations and net cash flow."

RF Micro Devices will conduct a conference call at 5:00 p.m. (ET) today, July 20, 2004, to discuss fiscal 2005 first quarter results and comment on the Company's outlook. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.fulldisclosure.com or by going to www.rfmd.com and clicking on "Investor Info."

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones. The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers. The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS). The Company derives revenue from the sale of standard and custom-designed products. The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth-Registered Trademark- products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment. The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity. RF Micro Devices, Inc., is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release contains forward-looking statements that relate to RF Micro Devices' plans, objectives, estimates and goals. Words such as "expects," "anticipates," "intends," "plans," "projects," "believes" and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of wafer fabrication, molecular beam epitaxy and other foreign and domestic manufacturing facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to increase production capacity quickly in response to increases in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES-Registered Trademark-, RFMD-Registered Trademark- and POLARIS-Trademark- TOTAL RADIO-Trademark- are trademarks of RFMD, LLC. BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc. All other trade names, trademarks and registered trademarks are the property of their respective owners.

For more information about RFMD, please visit our website at www.rfmd.com.
Financial Tables Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                         Three Months Ended
                                              June 30,
                                      2004                2003
                                 --------------      --------------
Total revenue                      $  165,774          $  131,521

Costs and expenses:
  Cost of goods sold                  100,887              90,283
  Research and development             35,346              31,335
  Marketing and selling                11,132              10,297
  General and administrative            5,836               4,552
  Other operating expense               6,603                 527
                                    ---------           ---------
    Total costs and expenses          159,804             136,994

Operating income (loss)                 5,970              (5,473)

Loss in equity method investee         (1,761)               (138)
Other expense, net                     (1,191)             (2,462)
                                    ---------           ---------

Income (loss) before
   income taxes                    $    3,018          $   (8,073)
Income tax expense                          5                 149
                                    ---------           ---------
Net income (loss)                  $    3,013          $   (8,222)
                                    =========           =========

Net income (loss) per share,
   diluted                         $     0.02          $    (0.04)
                                    =========           =========
Weighted average outstanding
   diluted shares                     191,166             184,032
                                    =========           =========

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

                                                 Three Months Ended
                                      -----------------------------------------
                                         June 30,      June 30,      March 31,
                                          2004          2003           2004
                                      -----------------------------------------
GAAP net income (loss)                  $  3,013      $ (8,222)      $   (859)
                                         =======       =======        =======
Adjustments:
  Amortization of deferred
    stock compensation                  $  1,864      $  1,752       $  1,845
  Amortization of intangible assets        1,617         1,861          1,575
  In process research and
    development charge                     6,201            --             --
  Impairment charge                           --            --          7,678
                                         -------       -------        -------
Pro forma net income                      12,695        (4,609)        10,239

  Plus: Income impact of assumed
  conversions for interest on 1.50%
  convertible notes                        1,042            --          1,052
                                         -------       -------        -------
Pro forma net income (loss) plus
assumed conversion of notes - Numerator
for diluted income (loss) per share     $ 13,737      $ (4,609)      $ 11,291
                                         =======       =======        =======

GAAP weighted average outstanding
  diluted shares                         191,166       184,032        185,819

Adjustments:
     Diluted stock options                    --            --          6,193
     Assumed conversion of 1.50%
       convertible notes                  30,144            --         30,144
                                         -------       -------        -------
Pro forma weighted average outstanding
     diluted shares                      221,310       184,032        222,156
                                         =======       =======        =======
Pro forma net income (loss) per
     share, diluted                     $   0.06      $  (0.03)      $   0.05
                                         =======       =======        =======

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                      June 30,          March 31,
                                        2004              2004
                                    (Unaudited)         (Audited)
                                  ---------------     -------------
ASSETS
Current assets:
    Cash and cash equivalents      $  191,537          $  220,915
    Short-term investments            142,121             106,930
    Accounts receivable, net           81,735              86,287
    Inventories                        68,162              58,552
    Other current assets               10,502              10,098
                                    ---------           ---------
       Total current assets           494,057             482,782

Property and equipment, net           280,334             280,356
Goodwill                              114,806             110,006
Long-term investments                  59,609              62,908
Intangible assets, net                 51,929              50,165
Other assets                            1,897               1,799
                                    ---------           ---------
       Total assets                $1,002,632          $  988,016
                                    =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and
        accrued liabilities        $   64,538          $   55,548
     Other short-term
         liabilities, net                 294                 336
                                    ---------           ---------
       Total current liabilities       64,832              55,884

Long-term debt, net                   324,943             324,626
Other long-term liabilities             4,434               4,368
                                    ---------           ---------
       Total liabilities              394,209             384,878

Shareholders' equity:
       Total shareholders' equity     608,423             603,138
                                    ---------           ---------
       Total liabilities and
         shareholders' equity      $1,002,632          $  988,016
                                    =========           =========